Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended June 30, 2022

Revenue of $340 million, up 13% versus Q2 2021
Adjusted EBITDA of $66 million, up 10% versus Q2 2021
New ARR bookings up 3% versus Q2 2021 and up 43% year to date
Net income of $13 million
Repurchased 1 million shares in Q2, $154 million remaining on authorization
Divestiture of Corporate Online Banking on track to close in Q3 2022

Miami, FL — August 4, 2022 — ACI Worldwide (NASDAQ: ACIW), the global leader in mission-critical, real-time payments software, announced financial results today for the quarter ended June 30, 2022. ACI delivered a strong second quarter, with revenue growth of 13% and adjusted EBITDA growth of 10% versus Q2 2021. New ARR* bookings were up 3% versus Q2 2021 and up 43% on a year-to-date basis.

"We delivered another quarter of results in line with guidance, demonstrating the predictability, resilience and momentum of our growth. We continue the focused and disciplined execution of our three-pillar strategy – fit for growth, focused on growth and step-change value creation," said Odilon Almeida, president and CEO of ACI Worldwide.

"We expect the divestiture of our corporate online banking solutions to close in the third quarter. Our continuous, rigorous review of divestiture and acquisition opportunities to maximize shareholder value remains unchanged," Almeida concluded.

FINANCIAL SUMMARY
In Q2 2022, revenue was $340 million, up 13%, or 14% on a constant currency basis, from Q2 2021. Adjusted EBITDA in Q2 2022 was $66 million, up 10%, or 11% on a constant currency basis, from Q2 2021. Net adjusted EBITDA margin in Q2 2022 was 28% in the quarter, the same as in Q2 2021. Q2 new ARR bookings of $18 million were up 3% over Q2 2021 and up 43% year to date.
•Bank segment revenue increased 24%, or 27% on a constant currency basis, as bank segment adjusted EBITDA increased 29% on a reported and constant currency basis, versus Q2 2021.
•Merchant segment revenue decreased 2%, or increased 2% on a constant currency basis, while merchant segment adjusted EBITDA was down 41%, or 32% on a constant currency basis, versus Q2 2021.
•Biller segment revenue grew 8% on a reported and constant currency basis, whereas the biller segment adjusted EBITDA was down 18%, or 19% on a constant currency basis, versus Q2 2021.
ACI ended the quarter with $119 million in cash on hand and a debt balance of $1.1 billion, representing a net debt leverage ratio of 2.4x. The company has repurchased 2 million shares for $63 million year to date. As of June 30, 2022, ACI has $154 million remaining on its share repurchase authorization.

2022 FULL-YEAR AND Q3 GUIDANCE
We reaffirm our guidance for the full year of 2022. We expect revenue growth to be in the mid-single digits on a constant currency basis, or in the range of $1.415 billion to $1.435 billion. We expect adjusted EBITDA to be in a range of $400 million to $415 million with net adjusted EBITDA margin expansion.
We expect Q3 2022 revenue to be between $310 million and $325 million and adjusted EBITDA to be between $50 million and $65 million.
We plan to update Q3 and full-year 2022 guidance following the close of our corporate online banking solutions divestiture, which we expect to occur in the third quarter.
CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 AM ET to discuss these results. Interested persons may access a real-time teleconference webcast at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free (888) 645-4404. Please provide your name and the conference name of ACI Worldwide, Inc.
About ACI Worldwide
ACI Worldwide is the global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs, financial disruptors and merchants to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.
© Copyright ACI Worldwide, Inc. 2022.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:
Investors
John Kraft

SVP, Head of Strategy and Finance

john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•*Annual recurring revenue "ARR" from new sales, defined as the annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the quarter.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) the predictability, resilience and momentum of our growth, (ii) the focused and disciplined execution of our three-pillar strategy – fit for growth, focused on growth and step-change value creation, (iii) expectations that the divestiture of our corporate online banking solutions will close in the third quarter, (iv) expectations regarding our continuous, rigorous review of divestiture and acquisition opportunities to maximize shareholder value, (v) expectations for full year 2022 revenue, adjusted EBITDA, net adjusted EBITDA margin, and (vi) expectations for Q3 2022 revenue and adjusted EBITDA.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, implementation and success of our three-pillar strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy regulations, our involvement in investigations, lawsuits and other expense and time-consuming legal proceedings, exposure to unknown tax liabilities, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, the COVID-19 pandemic, and events outside of our control including natural disasters, wars, and outbreaks of disease. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$118,953	$122,059
Receivables, net of allowances	326,852	320,405
Settlement assets	549,019	452,396
Prepaid expenses	34,027	24,698
Other current assets	16,951	17,876
Total current assets	1,045,802	937,434
Noncurrent assets
Accrued receivables, net	268,075	276,164
Property and equipment, net	56,233	63,050
Operating lease right-of-use assets	40,833	47,825
Software, net	147,133	157,782
Goodwill	1,280,226	1,280,226
Intangible assets, net	261,782	283,004
Deferred income taxes, net	53,885	50,778
Other noncurrent assets	64,699	62,478
TOTAL ASSETS	$3,218,668	$3,158,741
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$41,084	$41,312
Settlement liabilities	548,524	451,575
Employee compensation	40,076	51,379
Current portion of long-term debt	55,688	45,870
Deferred revenue	81,065	84,425
Other current liabilities	78,565	79,594
Total current liabilities	845,002	754,155
Noncurrent liabilities
Deferred revenue	31,231	25,925
Long-term debt	1,031,134	1,019,872
Deferred income taxes, net	30,982	36,122
Operating lease liabilities	35,120	43,346
Other noncurrent liabilities	36,835	34,544
Total liabilities	2,010,304	1,913,964
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	690,574	688,313
Retained earnings	1,160,113	1,131,281
Treasury stock	(528,758)	(475,972)
Accumulated other comprehensive loss	(114,267)	(99,547)
Total stockholders’ equity	1,208,364	1,244,777
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,218,668	$3,158,741

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Software as a service and platform as a service	$206,978	$196,328	$401,540	$392,074
License	64,314	34,727	124,599	55,929
Maintenance	50,562	53,155	101,980	105,518
Services	18,571	17,459	35,386	33,334
Total revenues	340,425	301,669	663,505	586,855
Operating expenses
Cost of revenue (1)	179,333	158,614	345,619	318,099
Research and development	40,642	35,029	78,449	69,543
Selling and marketing	35,391	28,660	69,999	56,798
General and administrative	28,362	31,937	54,237	59,712
Depreciation and amortization	32,240	32,005	63,078	63,589
Total operating expenses	315,968	286,245	611,382	567,741
Operating income	24,457	15,424	52,123	19,114
Other income (expense)
Interest expense	(11,784)	(11,260)	(22,678)	(22,735)
Interest income	3,051	2,865	6,210	5,719
Other, net	2,006	1,434	4,256	52
Total other income (expense)	(6,727)	(6,961)	(12,212)	(16,964)
Income before income taxes	17,730	8,463	39,911	2,150
Income tax expense (benefit)	4,388	1,962	11,079	(2,406)
Net income	$13,342	$6,501	$28,832	$4,556
Income per common share
Basic	$0.12	$0.06	$0.25	$0.04
Diluted	$0.12	$0.05	$0.25	$0.04
Weighted average common shares outstanding
Basic	114,669	117,718	114,976	117,605
Diluted	115,205	119,010	115,649	118,958
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$13,342	$6,501	$28,832	$4,556
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	6,027	5,292	11,008	10,708
Amortization	26,213	28,111	52,721	56,278
Amortization of operating lease right-of-use assets	2,773	2,655	5,489	5,000
Amortization of deferred debt issuance costs	1,146	1,175	2,299	2,357
Deferred income taxes	(3,018)	(3,480)	(6,385)	(9,558)
Stock-based compensation expense	6,800	7,720	14,758	14,423
Other	523	542	1,124	436
Changes in operating assets and liabilities:
Receivables	(23,700)	619	(14,040)	76,754
Accounts payable	1,429	268	(1,319)	(2,540)
Accrued employee compensation	8,937	4,324	(10,201)	(8,401)
Deferred revenue	(4,417)	(7,855)	5,532	297
Other current and noncurrent assets and liabilities	2,834	(10,644)	(22,055)	(45,325)
Net cash flows from operating activities	38,889	35,228	67,763	104,985
Cash flows from investing activities:
Purchases of property and equipment	(1,377)	(3,729)	(3,657)	(8,075)
Purchases of software and distribution rights	(4,531)	(7,599)	(10,738)	(15,652)
Net cash flows from investing activities	(5,908)	(11,328)	(14,395)	(23,727)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,056	596	1,962	1,648
Proceeds from exercises of stock options	375	4,245	1,397	7,044
Repurchase of stock-based compensation awards for tax withholdings	(265)	(590)	(5,802)	(14,796)
Repurchases of common stock	(24,847)	(39,411)	(62,707)	(39,411)
Proceeds from revolving credit facility	20,000	—	60,000	—
Repayment of revolving credit facility	(10,000)	(15,000)	(20,000)	(30,000)
Repayment of term portion of credit agreement	(11,481)	(9,737)	(21,219)	(19,475)
Payments on or proceeds from other debt, net	(5,183)	(4,672)	(9,369)	(8,272)
Net decrease in settlement assets and liabilities	(3,970)	(6,817)	(3,970)	(6,817)
Net cash flows from financing activities	(34,315)	(71,386)	(60,313)	(181,343)
Effect of exchange rate fluctuations on cash	1,402	(347)	(1,062)	(388)
Net increase (decrease) in cash and cash equivalents	68	(47,833)	(8,007)	(100,473)
Cash and cash equivalents, including settlement deposits, beginning of period	176,067	212,742	184,142	265,382
Cash and cash equivalents, including settlement deposits, end of period	$176,135	$164,909	$176,135	$164,909
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$118,953	$146,213	$118,953	$146,213
Settlement deposits	57,182	18,696	57,182	18,696
Total cash and cash equivalents	$176,135	$164,909	$176,135	$164,909

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA (millions)	2022	2021	2022	2021
Net income	$13.3	$6.5	$28.8	$4.6
Plus:
Income tax expense (benefit)	4.4	2.0	11.1	(2.4)
Net interest expense	8.8	8.4	16.5	17.0
Net other income (expense)	(2.0)	(1.4)	(4.3)	(0.1)
Depreciation expense	6.0	5.3	11.0	10.7
Amortization expense	26.2	28.1	52.7	56.3
Non-cash stock-based compensation expense	6.8	7.7	14.8	14.4
Adjusted EBITDA before significant transaction-related expenses	$63.5	$56.6	$130.6	$100.5
Significant transaction-related expenses:
Employee related actions	—	2.9	—	3.7
European datacenter migration	1.3	—	1.8	—
Divestiture transaction related	1.4	—	1.4	—
Other	—	0.5	—	0.9
Adjusted EBITDA	$66.2	$60.0	$133.8	$105.1
Revenue, net of interchange:
Revenue	$340.4	$301.7	$663.5	$586.9
Interchange	103.8	87.5	197.0	174.8
Revenue, net of interchange	$236.6	$214.2	$466.5	$412.1

Net Adjusted EBITDA Margin	28%	28%	29%	26%

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Information (millions)	2022	2021	2022	2021
Revenue
Banks	$141.9	$114.1	$274.1	$210.0
Merchants	36.5	37.4	77.5	76.1
Billers	162.0	150.2	311.8	300.8
Total	$340.4	$301.7	$663.4	$586.9
Recurring Revenue
Banks	$60.7	$63.6	$122.0	$126.0
Merchants	34.9	35.7	69.7	70.9
Billers	161.9	150.2	311.8	300.7
Total	$257.5	$249.5	$503.5	$497.6
Segment Adjusted EBITDA
Banks	$70.2	$54.5	$134.9	$91.7
Merchants	7.8	13.0	22.5	27.8
Billers	28.3	34.6	54.7	68.6

	Three Months Ended June 30,
	2022		2021
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.12	$13.3	$0.05	$6.5
Adjusted for:
Significant transaction-related expenses	0.02	2.1	0.02	2.6
Amortization of acquisition-related intangibles	0.06	6.9	0.06	7.1
Amortization of acquisition-related software	0.04	4.5	0.05	6.3
Non-cash stock-based compensation	0.05	5.2	0.05	5.9
Total adjustments	$0.17	$18.7	$0.18	$21.9
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.29	$32.0	$0.23	$28.4

	Six Months Ended June 30,
	2022		2021
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.25	$28.8	$0.04	$4.6
Adjusted for:
Significant transaction-related expenses	0.02	2.4	0.03	3.5
Amortization of acquisition-related intangibles	0.12	13.9	0.12	14.1
Amortization of acquisition-related software	0.08	9.6	0.11	13.0
Non-cash stock-based compensation	0.10	11.2	0.09	11.0
Total adjustments	$0.32	$37.1	$0.35	$41.6
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.57	$65.9	$0.39	$46.2

	Three Months Ended June 30,		Six Months Ended June 30,
Recurring Revenue (millions)	2022	2021	2022	2021
SaaS and PaaS fees	$206.9	$196.3	$401.5	$392.1
Maintenance fees	50.6	53.2	102.0	105.5
Recurring Revenue	$257.5	$249.5	$503.5	$497.6

Annual Recurring Revenue* (ARR) Bookings (millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
ARR bookings	$18.1	$17.6	$39.2	$27.3